UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 30, 2004

Twin Ventures, Ltd.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	333-105008 (Commission File Number)	87-0700927 (IRS Employer ID No.)

6418 NE Agate Beach Lane
Bainbridge Island, Washington  98110-1000
(Address and of Principal Executive Offices)

(206) 842-2026
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.     Changes in Control of Registrant

On April 23, 2004, Mr. Brian Bisset, one of Company’s member of the Board of Directors since its inception, tendered his resignation as a member of the Board of Directors of the Company. Mr. Bisset resigned his positions with the Company due to personal and other professional commitments and was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same date Mr. Victor L. Perkell was appointed as a member of the Board of Directors of the Company. The other members of the Board of Directors remain in their positions. Concurrent with his resignation as a director of the Company, Mr. Bisset transferred 2,000,000 common shares owned by him to Mr. Graeme F. Scott, the Company’s President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors of the Company, in consideration for the payment to him of $2,000 by Mr. Scott. Mr. Andrew Norins, the other member of the Company’s Board of Directors also transferred 2,000,000 common shares in the Capital of the Company, owned by him to Mr. Graeme F. Scott in consideration for payment to him of $2,000. Upon the transfer to Mr. Graeme F. Scott of Mr. Bisset’s 2,000,000 and Mr. Norins’ 2,000,000 common shares, the total issued and outstanding common shares in the capital stock of the Company will remain at 9,257,000 common shares.

Mr. Perkell received his B.A. in Political Science from Glendon College, York University, Toronto in 1988 and his L.L.B. from Osgoode Hall Law School in 1991. Mr. Perkell was called to the bar in 1993 since when he practiced as a sole practitioner and later founded the partnership of Bedford-Jones & Perkell in Toronto. Mr. Perkell was counsel in several high-profile cases and also maintained a commercial practice. Since retiring from private practice in the late 1990s, Mr. Perkell continues to consult and manage various business interests in the Toronto area. Mr. Perkell will assist the Company in the supervision and management of the various legal, corporate, securities and compliance functions of the Company.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock on April 30, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK	PERCENT OF CLASS
Common Stock	Graeme F. Scott	6,000,000	64.82%

Common Stock	Graeme F. Scott President, CEO, CFO and Director	6,000,000	64.82%

Common Stock	Victor Perkell Director	0	0%

Common Stock	Andrew Norins Director	0	0%

DIRECTORS AND OFFICERS AS A GROUP		6,000,000	64.82%

7.     Financial Statements and Exhibits

(a)	None
(b)	None
(c)	Exhibits

Number	Exhibit

10.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN VENTURES, LTD.

By:	/s/ Graeme F. Scott
Graeme F. Scott President

April 30, 2004